Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Preliminary
	Three Months Ended
	March 31,
	2007	2006
Revenue	$72,962	$50,051

Costs and expenses:
Cost of operations	29,663	24,710
Sales and marketing	22,870	15,537
General and administrative	15,505	11,890
Depreciation and amortization	5,993	3,529
Interest income	1,985	1,448

Income (loss) before income tax provision	916	(4,167)
Income tax provision	210	—

Net income (loss)	$706	$(4,167)

Net income (loss) per common share:
Basic	$0.01	$(0.07)

Diluted	$0.01	$(0.07)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	56,976	56,054

Diluted	59,630	56,054

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Preliminary
	Three Months Ended
	March 31,
	2007	2006
Revenue
Online Services:
Advertising and sponsorship	$47,421	$32,760
Licensing	20,115	11,442
Content syndication and other	884	876

Total Online Services	68,420	45,078
Publishing and Other Services	4,542	4,973

	$72,962	$50,051

Earnings (loss) before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$12,992	$7,861
Publishing and Other Services	(385)	(1,334)

	12,607	6,527

Adjusted EBITDA per basic common share	$0.22	$0.12

Adjusted EBITDA per diluted common share (c)	$0.21	$0.11

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	1,985	1,448
Depreciation and amortization	(5,993)	(3,529)
Non-cash advertising	(2,320)	(1,605)
Non-cash stock-based compensation	(5,363)	(7,008)
Income tax provision	(210)	—

Net income (loss)	$706	$(4,167)

Net income (loss) per common share:
Basic	$0.01	$(0.07)

Diluted	$0.01	$(0.07)

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	56,976	56,054

Diluted	59,630	56,054

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

(c)	Three months ended March 31, 2006 Adjusted EBITDA per share is calculated based on 57,717 diluted shares

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	Preliminary
	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$182,124	$44,660
Short-term investments	30,000	9,490
Accounts receivable, net	87,467	89,652
Current portion of prepaid advertising	1,575	2,656
Due from Emdeon	—	143,153
Other current assets	5,296	5,360

Total current assets	306,462	294,971

Property and equipment, net	46,690	44,709
Prepaid advertising	8,220	9,459
Goodwill	225,253	225,028
Intangible assets, net	42,054	45,268
Other assets	499	530

	$629,178	$619,965

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$20,162	$32,846
Deferred revenue	85,447	77,731
Due to Emdeon	2,358	—

Total current liabilities	107,967	110,577

Other long-term liabilities	9,547	7,912

Stockholders’ equity	511,664	501,476

	$629,178	$619,965

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Preliminary
	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$706	$(4,167)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,993	3,529
Non-cash advertising	2,320	1,605
Non-cash stock-based compensation	5,363	7,008
Changes in operating assets and liabilities:
Accounts receivable	2,185	4,048
Other assets	(23)	(1,722)
Accrued expenses and other long-term liabilities	(11,467)	(5,287)
Due (from) to Emdeon	228	(2,521)
Deferred revenue	7,716	9,784

Net cash provided by operating activities	13,021	12,277

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	28,122	23,650
Purchases of available-for-sale securities	(48,632)	(39,650)
Purchases of property and equipment	(4,762)	(6,757)
Cash paid in business combinations, net of cash acquired	—	(26,877)

Net cash used in investing activities	(25,272)	(49,634)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,458	—
Net cash transfers with Emdeon	145,257	—

Net cash provided by financing activities	149,715	—

Net increase (decrease) in cash and cash equivalents	137,464	(37,357)

Cash and cash equivalents at beginning of period	44,660	75,704

Cash and cash equivalents at end of period	$182,124	$38,347